UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 20, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On September 20, 2006, the Board of Directors of Delphi Corporation (“Delphi”) accepted the resignation of board member Dr. Bernd Gottschalk, president of the Association of the German Automotive Industry (the “Association”). Dr. Gottschalk’s resignation is not a result of a disagreement with Delphi or with any of its operations, policies or practices. He resigned at the request of the Association, which expressed concerns over potential conflicts of interest between the interests of the Association and Delphi as a supplier to its members. Dr. Gottschalk leaves Delphi’s Board of Directors after many years of distinguished service since 2000. He served on the Corporation’s Corporate Governance and Public Issues Committee.
Also on September 20, 2006, the Board of Directors of Delphi elected Martin E. Welch III (58), executive vice president and chief financial officer (“CFO”) of United Rentals, Inc., to fill the vacancy created by the resignation of Dr. Gottschalk. The appointment is effective on September 20, 2006. Mr. Welch will also serve on the Audit Committee of the Board of Directors. Prior to becoming CFO of United Rentals, Inc. in 2005, Mr. Welch served as director and business advisor to the private equity firm, York Management Services, in Somerset, New Jersey, since 2002. From 1995 to 2001, Welch served as CFO for Kmart Corporation in Troy, Michigan, and from 1991 to 1995 as CFO for Federal-Mogul Corporation in Southfield, Michigan. Prior to 1991, Mr. Welch held various finance positions at Chrysler Corporation. More information regarding Mr. Welch’s experience and background is included in the press release announcing this appointment and is attached as Exhibit 99(a) to this filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description

99 (a)	Press Release dated September 20, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: September 20, 2006

	By:	/s/ DAVID M. SHERBIN
David M. Sherbin, Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Index	Description

99a	Press release dated September 20, 2006